Exhibit 99.1

Atossa Therapeutics Issues Letter to Shareholders Highlighting 2025 Accomplishments and 2026 Outlook

SEATTLE, February 11, 2026 -- Atossa Therapeutics, Inc. (Nasdaq: ATOS) (“Atossa” or the “Company”), a clinical-stage biopharmaceutical company developing novel therapies in oncology and other areas of high unmet need, today issued a letter to Shareholders from Steven Quay, M.D., Ph.D., Atossa Therapeutics President and Chief Executive Officer, providing an update on the Company’s clinical programs and recent events. The full text of the letter follows:

To our valued shareholders,

In looking back on 2025, Atossa made meaningful progress advancing proprietary oral (Z)-endoxifen toward clear, value-creating regulatory and clinical milestones. Throughout the year, we refined our development strategy within oncology as well identifying areas of opportunity beyond oncology where (Z)-endoxifen can potentially address rare disease conditions with significant unmet need. Additionally, investments were made to continue to strengthen our intellectual property estate and deepen our leadership experience by adding key members to our leadership team that will drive regulatory and clinical progress and support future commercial readiness. (Atossa Therapeutics Investors)

2025: Building Momentum Around an Accelerated Regulatory Oncology Strategy

Regulatory and Development Strategy - Clarity with the FDA

A major strategic milestone in late 2025 was our completion of a Type C meeting with the U.S. Food and Drug Administration (FDA) (November 17, 2025) focused on regulatory strategy for advancing (Z)-endoxifen in the breast cancer setting. We received feedback on potential expedited pathways and development options spanning metastatic disease, neoadjuvant treatment, and risk-reduction settings, helping to clarify potential routes to accelerate development and regulatory review in oncology and non-oncology indications. (Atossa Therapeutics Investors)

Advancements in Breast Cancer Neoadjuvant Therapy: I-SPY 2 Endocrine Optimization Pilot (EOP) Studies

Atossa currently has several “I-SPY 2” studies underway investigating (Z)-endoxifen neoadjuvant activity as a monotherapy as well as (Z)-endoxifen as a combination therapy with two partner drugs: 1) abemaciclib (VERZENIO®), a cyclin-dependent kinase (CDK) 4/6 inhibitor marketed by Eli Lilly and Company; and 2) elagolix (ORILISSA®), a prescription medicine used to treat moderate to severe pain associated with endometriosis marketed by AbbVie, Inc.

In the monotherapy arm of this trial, twenty women with newly diagnosed ER+/HER- breast cancer received daily 10 mg doses of (Z)-endoxifen for one month prior to surgery. Preliminary data indicate that (Z)-endoxifen was well tolerated and resulted in reductions in: Ki-67% (a general measure of tumor activity); functional tumor volume or FTV (as measured by MRI); and the longest diameter of the index lesions.

Enrollment under the combination therapy arms of this trial involving (Z)-endoxifen with abemaciclib, and in some cases additional ovarian function suppression treatment, is nearly complete, and we expect data to be available during the second half of 2026. Enrollment in the remaining arms, involving (Z)-endoxifen in combination with elagolix and GnRH agonist, are near completion, with preliminary data expected in the second quarter of 2026, and extending into the second half of the year.

Metastatic Breast Cancer Update

During the fourth quarter of 2025, we submitted an IND application to the FDA, outlining a Phase 2 dosing study with Project Optimus design features, and subsequently received notice that our “Study May Proceed.” However, after careful evaluation of the overall cost and timeline required to conduct Phase 2 and Phase 3 clinical trials in this indication, we have decided to pause our investment in (Z)-endoxifen for Metastatic Breast Cancer, allowing us to prioritize and focus our resources on other areas of oncology and other rare diseases with higher potential return on investments.

Leveraging (Z)-Endoxifen Beyond Oncology

In addition to the oncology focus for (Z)-endoxifen, 2025 also demonstrated the broader potential of (Z)-endoxifen as a therapeutic platform in additional serious diseases. The following indications underscore the growing scientific evidence supporting the role of estrogen signaling modulation in muscle preservation and inflammation and highlights the potential of (Z)-endoxifen beyond oncology.

•
Duchenne Muscular Dystrophy (DMD)

DMD is a serious, progressive, and fatal neuromuscular disease that primarily affects boys, leading to loss of muscle function, loss of ambulation, and life-threatening heart and respiratory complications. (Z)-Endoxifen’s direct estrogen-receptor modulation, PKC inhibition, and effects on key signaling pathways could be relevant in addressing various pathologies associated with DMD, including inflammation, fibrosis, and cardiomyopathy. Through its potential ability to upregulate utrophin, (Z)-endoxifen can help stabilize muscle health, including muscle growth, repair, and fibrosis. FDA engagement commenced in Q4 2025.

In December 2025 and early in 2026, Atossa received two FDA designations for (Z)-endoxifen for the treatment of DMD: 1) Rare Pediatric Disease Designation and 2) Orphan Drug Designation. These designations provide the Company with several potential strategic benefits, including incentives, such as a potential Priority Review Voucher

(PRV) for future FDA applications, other regulatory support, and potential market exclusivity for a period of time. PRV’s, which were recently reauthorized by legislation, could create significant value to the Company and could represent a meaningful non-dilutive value opportunity, either through use in another Atossa program or monetization through sale to another party.

•
Women Carriers of DMD

(Z)-Endoxifen has also shown potential relevance in symptomatic female Duchenne and Becker muscular dystrophy carriers, an under-recognized population in which a subset may experience skeletal-muscle symptoms or develop dilated cardiomyopathy in adult life. The work done in 2025, including our manuscript entitled, “(Z)-Endoxifen as a Modulator of Utrophin Pathways in Duchenne Muscular Dystrophy,” will continue to inform our hypotheses and clinical trial protocols in 2026.

•
McCune-Albright Syndrome (MAS)

MAS is a rare, non-inherited genetic disorder caused by a postzygotic GNAS mutation, affecting bones, skin, and the endocrine system, with symptoms typically appearing in early childhood. In young girls (as early as 2 years old), early onset puberty can occur (Precocious Puberty) which can have a very significant effect on quality of life, and limit growth. (Z)-Endoxifen could prove to be an effective hormone blocker significantly reducing the effects of precocious puberty until young girls reach a more typical age for the onset of puberty and related developmental changes.

Collectively, we believe these non-oncology target milestones highlight the versatility of our proprietary molecule and demonstrate how Atossa can selectively pursue high-impact opportunities outside breast cancer, without diverting resources from our core clinical and regulatory priorities.

2025: Strengthening our Foundation

Intellectual Property Expansion

The (Z)-endoxifen intellectual property estate continues to be reinforced, as demonstrated by the issuance of a U.S. patent covering enteric oral formulations and methods of use, supporting the differentiated oral approach designed to preserve the active (Z)-isomer and enable consistent systemic exposure. (Atossa Therapeutics Investors)

We are vigorously defending Atossa’s intellectual property, which is subject of the ongoing U.S. Patent and Trademark Office (USPTO) proceedings with Intas Pharmaceuticals Ltd. This litigation seeks to invalidate certain patents owned by the Company related to the manufacturing processes for (Z)-endoxifen. The Company is pursuing multiple paths for resolution through the USPTO, as well as potential settlement terms that would be mutually acceptable to both parties. Future updates pertaining to this matter are anticipated in the first half of 2026.

Team Strengthening for Execution and Commercial Readiness

Execution is strategy. During 2025, we added experienced leaders to support regulatory execution and long-term commercial preparation—most notably:

•
Janet R. Rea, MSPH, appointed SVP, R&D, to oversee late-stage (Z)-endoxifen programs with near-term priorities of advancing clinical development and defining pathways to commercialization. (Atossa Therapeutics Investors)
•
Appointment of Mark Daniel, CPA as Chief Financial Officer to lead finance, systems, and capital strategy aligned to commercial readiness. (Atossa Therapeutics Investors)

Recognition

We were honored to receive the 2025 Clinical Trials Arena R&D Excellence Award in the Precision Endocrine Therapy category, reflecting growing awareness of the utility of (Z)-endoxifen across oncology and other indications, as well as external validation of our focus and progress. (Atossa Therapeutics Investors)

Financial Discipline and Focus

Throughout 2025, we emphasized efficiency, disciplined capital allocation, and operational focus. In our Q3 2025 update, we reiterated our intent to execute against planned regulatory submissions and advance our clinical programs toward key milestones, supported by a strong balance sheet and financial discipline. (Atossa Therapeutics Investors)

We entered 2026 with more than $40 million in cash and cash equivalents, which we believe supports more than one year of working capital. Additionally, in late 2025, we initiated the process to affect a reverse stock split, which was effective on February 2, 2026. We believe this will allow us to regain compliance with Nasdaq listing requirements early in 2026. With this behind us, and a strong balance sheet, we plan to continue to execute the priorities of the Company with resources aligned to those activities with the highest return on investment to the Company.

2026 Outlook: Selective Expansion with Capital Discipline

In 2026, our priorities are designed to convert strategic clarity into measurable progress:

1.
Regulatory Execution

Building on FDA feedback received in 2025, we expect 2026 to include continued regulatory interactions to further clinically-related activities for accelerated development strategy, including drug combinations and opportunities beyond oncology where appropriate. (Atossa Therapeutics Investors)

2.
Oncology Priorities, Partnership-first Approach
a)
I-SPY 2: (Z)-Endoxifen Combination Therapy Partnering Opportunities

We plan to complete enrollment in the combination therapy arms of the neo-adjuvant I-SPY 2 EOP in the first half of 2026, with preliminary data becoming available throughout the year as enrollment and treatment concludes. With this data, we plan to cultivate meaningful partnership opportunities for (Z)-endoxifen as a combination therapy with existing partners (Lilly and AbbVie) as well as potential new partner candidates.

b)
EVANGELINE: Complete Enrollment and Data Generation with the Mayo Clinic

Enrollment in the EVANGELINE study will conclude by mid-year with preliminary data becoming available in late 2026. (Atossa Therapeutics Investors)

3.
Non-oncology Focused Priorities
a)
Evaluate funding and non-dilutive partnering opportunities related to non-oncology indications, including DMD, women carriers of DMD, MAS, and other exploratory programs, where appropriate.
b)
Advance strategic planning for DMD, including assessment of development pathways and clinical trial designs that leverage the Rare Pediatric Disease and Orphan Drug designations while minimizing upfront capital requirements.
c)
Preserve focus on capital efficiency, so that any expansion beyond oncology is aligned with shareholder value creation and does not detract from execution of our oncology programs.

Ongoing IP Strengthening and Business Development Readiness

We will continue investing in a durable IP foundation and the operational capabilities required to support late-stage development and, if supported by clinical data, future commercialization. (Atossa Therapeutics Investors)

Closing

Atossa enters 2026 with a clear regulatory roadmap, expanded clinical evidence in oncology and areas of significant unmet need in non-oncology, strengthened leadership, and a sharpened focus on the milestones that matter. Our mission remains straightforward: develop a differentiated, patient-centered endocrine therapy that can meaningfully improve outcomes across the breast cancer spectrum and other therapeutic areas with significant unmet need, and create sustainable value for shareholders along the way. (Atossa Therapeutics Investors)

Thank you for your continued support.

Sincerely,
Steven Quay, M.D., Ph.D.
President and Chief Executive Officer
Atossa Therapeutics, Inc.

About (Z)-Endoxifen

(Z)-Endoxifen is a potent Selective Estrogen Receptor Modulator/Degrader (SERM/SERD) with demonstrated activity across multiple mechanisms of interest. Atossa is evaluating its potential applications in oncology and rare diseases. The Company’s proprietary oral formulation has shown a favorable safety profile and pharmacology distinct from tamoxifen, including ER-targeted effects and PKC inhibition. Atossa’s (Z)-endoxifen is not approved for any indication.

Atossa’s (Z)-endoxifen program is supported by a growing global intellectual property portfolio, including multiple recently issued U.S. patents and numerous pending applications worldwide.

About Atossa Therapeutics

Atossa Therapeutics, Inc. (Nasdaq: ATOS) is a clinical-stage biopharmaceutical company developing innovative medicines in oncology and other areas of significant unmet need. The Company’s lead product candidate, (Z)-endoxifen, is currently in development across several clinical settings. More information is available at https://atossatherapeutics.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of applicable securities laws, including but not limited to, our 2026 outlook and our expectations regarding the Company’s development and regulatory strategy and related milestones, the potential indications that the Company may pursue for (Z)-endoxifen, the potential for (Z)-endoxifen to receive regulatory approval and the timing thereof, the expected design and enrollment of trials and timing of data and related publications, the Company's progress across its pipeline, the strength of the Company's patent portfolio, the Company’s potential eligibility for the Rare Pediatric Disease Priority Review Voucher (PRV) program and the value of a future PRV, the Company’s ability to successfully defend litigation and other similar complaints, the Company’s ability to establish and maintain its intellectual property rights, and the potential market and growth opportunities for the Company. Words such as “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “design,” “predict,” “future,” or other similar expressions or statements regarding intent, belief or current expectations, are forward-looking statements.

Forward-looking statements in this press release are subject to risks and uncertainties that may cause actual results, outcomes, or the timing of actual results or outcomes to differ materially from those projected or anticipated, including, without limitation, risks and uncertainties associated with: our ability to successfully execute our strategy to shorten our clinical development timelines and pursue a DMD indication or other indications for our lead program, (Z)-endoxifen; expected timing, completion and results of our preclinical studies, clinical trials and research and development programs; the unpredictable relationship between preclinical study results and clinical study results; the timing or likelihood of regulatory filings and approvals; the outcome or timing of necessary regulatory approvals; our ability to receive orphan-drug exclusivity for (Z)-endoxifen for DMD; our ability to regain and maintain compliance with Nasdaq listing requirements; our ability to establish and maintain intellectual property rights covering our products; the impact of general macroeconomic conditions on our business; our ability to raise capital; and other risks and uncertainties detailed from time to time in Atossa’s filings with the SEC, including, without limitation, its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-looking statements are presented as of the date of this press release. Except as required by law, we do not intend to update any forward-looking statements.

Investor and Media Contact
Core IR
ir@atossatherapeutics.com